Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

Member
MoGas Pipeline LLC
St. Peters, Missouri

Report On The Financial Statements

We have audited the accompanying financial statements of MoGas Pipeline LLC, (a Limited Liability Corporation), which comprise the balance sheet as of December 31, 2013 and 2012, and the related statements of operations, member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility For The Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoGas Pipeline LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ RubinBrown LLP
Saint Louis, Missouri
March 17, 2014

BALANCE SHEET

	December 31,
	2013	2012
Assets
Natural Gas Pipeline, At Cost
Plant in service	$91,232,013	$90,907,555
Less accumulated depreciation	27,003,775	24,307,843
Net Natural Gas Pipeline	64,228,238	66,599,712
Current Assets
Cash and cash equivalents	2,231,820	1,800,745
Accounts receivable	2,611,423	2,540,460
Prepaid expenses	80,505	82,386
Total Current Assets	4,923,748	4,423,591
Other Assets
Finance costs—net of accumulated amortization of $139,992 in 2013 and $255,731 in 2012	64,094	302,228
Regulatory costs—net of accumulated amortization of $597,167 in 2013 and $447,876 in 2012	447,876	597,167
Total Other Assets	511,970	899,395
	$69,663,956	$71,922,698

Member’s Equity And Liabilities
Member’s Equity	$38,428,265	$36,067,338
Commitments and Contingencies (Notes 9, 10 and 11)
Current Liabilities
Current maturities of long-term debt	3,687,500	28,500,000
Accounts payable and accrued expenses	441,691	355,360
Accrued severance expenses—related party (Note 10)	540,000	—
Accrued litigation liabilities (Note 9)	1,754,000	7,000,000
Total Current Liabilities	6,423,191	35,855,360
Long-Term Debt	24,812,500	—
	$69,663,956	$71,922,698

See the accompanying notes to financial statements.

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY

	For The Years Ended December 31,
	2013		2012
	Amount	%	Amount	%
Statement Of Operations
Operating Revenues
Transportation	$13,662,659	100.0	$12,475,598	100.0
Operating Expenses
Transportation, maintenance and general and administrative	3,997,853	29.3	4,156,997	33.3
Depreciation and amortization	3,370,801	24.7	3,279,246	26.3
Litigation charges (Note 9)	1,936,103	14.2	7,000,000	56.1
Total Operating Expenses	9,304,757	68.2	14,436,243	115.7
Income (Loss) from Operations	4,357,902	31.8	(1,960,645)	(15.7)
Other Income (Expense)
Interest expense	(650,366)	(4.8)	(1,322,384)	(10.5)
Change in fair value of interest rate swap	—	—	728,923	5.8
Miscellaneous income	58,288	0.4	92,105	0.7
Total Other Income (Expense)	(592,078)	(4.4)	(501,356)	(4.0)
Net Income (Loss)	$3,765,824	27.4	$(2,462,001)	(19.7)

Statement Of Member’s Equity
Balance—Beginning Of Year	$36,067,338		$43,409,339
Equity Contribution	7,182,103		—
Distributions	(8,587,000)		(4,880,000)
Net Income (Loss)	3,765,824		(2,462,001)
Balance—End Of Year	$38,428,265		$36,067,338

See the accompanying notes to financial statements.

STATEMENT OF CASH FLOWS

	For The Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income (loss)	$3,765,824	$(2,462,001)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Interest rate swap fair value adjustment	—	(728,923)
Depreciation and amortization	3,370,801	3,279,246
Changes in assets and liabilities:
Increase in accounts receivable	(70,963)	(48,472)
Decrease in prepaid expenses	1,881	2,166
Increase (decrease) in accounts payable and accrued expenses	86,331	(41,442)
Increase in accrued severance costs—related party	540,000	—
Increase in accrued litigation liabilities	1,936,103	7,000,000
Decrease in customer deposits	—	(10,000)
Net Cash Provided By Operating Activities	9,629,977	6,990,574
Cash Flows Used In Investing Activities
Purchase of plant in service	(407,816)	(307,640)
Cash Flows From Financing Activities
Principal payments on long-term debt	—	(150,000)
Payment of finance costs	(204,086)	(407,959)
Distributions	(8,587,000)	(4,880,000)
Net Cash Used In Financing Activities	(8,791,086)	(5,437,959)
Net Increase In Cash And Cash Equivalents	431,075	1,244,975
Cash And Cash Equivalents—Beginning Of Year	1,800,745	555,770
Cash And Cash Equivalents—End Of Year	$2,231,820	$1,800,745
Supplemental Disclosure Of Cash Flow Information
Interest paid	$597,191	$1,325,731
Noncash Investing And Financing Activity
Capital contributed by member paid directly to customers to settle litigation (see Note 9)	$7,182,103	$—
Finance costs incurred through increase in accounts payable	—	150,000

See the accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
December 31, 2013 And 2012

1. Summary Of Accounting Policies

Estimates And Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis Of Accounting

The accounting records of MoGas Pipeline LLC (the Company) are maintained in accordance with accounting principles generally accepted in the United States of America and the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission (FERC or Commission). The Company’s natural gas transmission systems are subject to the jurisdiction of FERC in accordance with the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, and the Energy Policy Act of 2005. In accordance with FERC guidelines, the Company also maintains its accounts in accordance with accounting standards that provides guidance to account for the effects of certain types of regulation. The accounting treatment differs from the accounting required for businesses that do not apply its provisions.

Cash Equivalents

Cash equivalents consist of money market accounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year end will be immaterial.

Regulatory Assets And Liabilities

For utility operations subject to federal or state cost-of-service rate regulation, regulatory practices that assign costs to accounting periods may differ from accounting methods generally applied by nonregulated companies. When it is probable that regulators will permit the recovery of current costs through future rates charged to customers, the Company defers these costs as regulatory assets that otherwise would be expensed by nonregulated companies. Regulatory assets will be amortized into expense over the recovery period when authorized by the regulator.

Natural Gas Pipeline

The Company utilizes mass asset accounting for depreciation charges, plant and pipeline additions and retirements. Plant and pipeline are stated at cost. The cost of additions to the transmission plant and pipeline include contracted work, direct materials and labor, allocable overheads, interest on funds used during construction and certain other related costs.

Beginning in 2010, the Company incurred consulting and legal fees resulting from litigation claiming the Company improperly included a purported acquisition premium in determining its initial rates (Note 9). Total cost capitalized amounted to nil and $185,623 in 2013 and 2012, respectively. In accordance with FERC reporting requirements, the Company has capitalized these costs and included them as plant in service on the balance sheet. Total amounts capitalized at December 31, 2012 amounted to $1,164,336. The Company began depreciating these costs in 2011.

The cost of maintenance and repairs to plant and the cost of replacing minor items, not affecting substantial betterments, are charged to operating expense.

Depreciation expense for financial reporting purposes is computed using the straight-line method at rates established by regulatory authorities. Depreciation expense amounted to $2,779,290 and $2,786,069 for the years ended December 31, 2013 and 2012, respectively.

In December 2006, the Company adopted the provisions of a FERC accounting release that impacts certain costs the Company incurs related to their pipeline integrity programs. Under the release, the Company is required to prospectively expense certain pipeline integrity costs instead of capitalizing them as a part of plant in service. Pipeline integrity costs amounting to approximately $80,000 and $172,000 were expensed on the statement of operations in the years ended December 31, 2013 and 2012, respectively. The Company is unable to estimate how much additional expense will be required for future pipeline integrity costs on an annual basis.

Natural Gas Pipeline assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. There was no indicator of impairment of such assets during the years ended December 31, 2013 and 2012.

Revenue Recognition

The Company generates revenue from natural gas transportation service and recognizes revenues on firm contracted capacity over the contract period regardless of the amount of natural gas that is transported. For interruptible or volumetric-based services, revenue is recorded when physical deliveries of natural gas are made at the delivery point agreed upon by both parties. The Company recognized revenue through 9:00 a.m. on January 1, 2014 and 2013. This is consistent with industry practices.

Accounting For Asset Retirement Obligations

The Company records a liability for retirement and removal costs of long-lived assets used in the business when the timing and/or amount of the settlement of those costs are relatively certain.

The Company has legal obligations associated with its natural gas pipelines and related transmission facilities. The Company’s legal obligations associated with its natural gas transmission facilities relate primarily to purging and sealing the pipelines if they are abandoned. The Company also has obligations to remove hazardous materials associated with its natural gas transmission facilities if they are replaced. The Company accrues a liability on those legal obligations when it can estimate the timing and amount of their settlement. These obligations include those where the Company has plans to or otherwise will be legally required to replace, remove or retire the associated assets. Substantially all of the Company’s natural gas pipelines can be maintained indefinitely and, as a result, the Company has not accrued a liability associated with purging and sealing them.

Income Taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code and similar sections of the state income tax laws. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns.

The Company follows rules for uncertain tax positions that require financial statement recognition of the impact of a tax position if a position is more likely than not of being sustained on audit, based on the technical merits of the position. The rules also provide guidance on measurement, derecognition, classification, interest and penalties, transition, and disclosure requirements for uncertain tax positions. The Company’s federal and state tax returns for tax years 2010 and later remain subject to examination by taxing authorities.

Deferred Charges

Finance costs are being amortized on the straight line method over the life of the debt agreement. During 2013, the Company capitalized finance cost of $204,086 associated with the debt agreement (Note 4) which expires on January 31, 2014. During 2012, the Company capitalized finance cost of $557,959 associated with the debt agreement (Note 4) which had an original maturity date of July 31, 2013. Amortization expense amounted to $442,219 and $343,885 for the years ended December 31, 2013 and 2012, respectively.

Derivatives

The Company recognizes derivative instruments and hedging activities in the balance sheet at fair value. Derivatives that are not designated as hedges are recorded at fair value through current period earnings. Fair value for the Company’s derivative financial instruments are based on quoted market prices of comparable contracts or, if none are available, on pricing models or formulas using current assumptions. The Company does not hold or issue derivative instruments for trading purposes.

Fair Value Of Financial Instruments

The carrying amount of the long-term debt approximates fair value as the interest rates fluctuate with current market rates or approximate current rates at which the Companies could borrow funds with similar terms.

Fair Value Measures

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The hierarchy of valuation techniques is based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. Types of inputs create the following fair value hierarchy:

Level 1—Quoted unadjusted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable.

Subsequent Events

Management has evaluated subsequent events through March 17, 2014, the date which the financial statements were available for issue.

2. Operations

MoGas Pipeline LLC, a single member limited liability company, is a wholly owned subsidiary of its parent, Mogas Energy, LLC (Mogas Energy or the Parent).

The Company earns revenue predominantly from the transportation of natural gas through its pipeline in Missouri and Illinois. The Company extends unsecured credit to its customers, which are comprised of municipalities and publicly traded natural gas companies located in eastern Missouri and western Illinois.

The Company received a Certificate of Convenience and Necessity from the FERC in April 2007. The Company filed a compliance tariff with FERC in July 2007 and received final approval as of June 1, 2008 to begin operations as an interstate pipeline.

3. Regulatory Costs

During 2009, certain organization and legal fees, related to a petition before FERC to be regulated as an interstate pipeline had accumulated costs of $862,246, have been included as regulatory costs on the balance sheet. During 2010, the Company incurred consulting and legal fees related to the petition totaling $182,797. Management believes it is probable that these costs will be recoverable and have included these costs on the balance sheet at $447,876 and $597,167 at December 31, 2013 and 2012, respectively, net of accumulated amortization of $597,167 and $447,876 in 2013 and 2012, respectively. Amortization of regulatory costs amounted to $149,292 for the years ended December 31, 2013 and 2012.

4. Long-Term Debt

At December 31, 2011, the Company had term promissory notes with banks that were secured by real and personal property of the Company. The notes were payable in quarterly principal payments of $75,000, plus interest at a variable rate of LIBOR plus the “Applicable Margin Ratio” of 1.25%,1.5% or 2% based on the Company’s debt to EBITDA ratio. The notes became due on July 12, 2012. As described in Note 5, there were interest rate swaps associated with the notes that also expired in July 2012.

In July 2012, the Company amended the term promissory notes extending the maturity date to July 2013. In July 2013, the Company amended the term promissory notes extending the maturity date to January 2014. Interest on the notes is based on a variable interest rate of LIBOR plus 2% (2.17% at December 31, 2013). On a quarterly basis, the Company is required to deposit all Group Revenues, as defined in the amendment, into the Controlled Revenue Accounts (the Accounts). Amounts included in these Accounts can be used for operating expenses and permitted capital expenditures. Amounts remaining in excess of operating expenses and permitted capital expenses are to be used to make payment first on unpaid interest and bank fees of the Company and its parent company, then to prepay the outstanding term loans and line of credit of the parent company with the same financial institution. Upon payment of all parent company obligations, the Company must pay a minimum $75,000 principal payment on a quarterly basis plus amounts remaining in the Accounts in excess of operating expenses, permitted capital expenditures and unpaid interest and bank fees. The term promissory notes contain restrictions on interest rate coverage ratio and leverage ratio on a quarterly basis. The balance on the notes at December 31, 2013 and 2012 amounted to $28,500,000.

In February 2014, the Company amended the term promissory notes extending the maturity date to February 28, 2017. The amended notes require quarterly principal payments of $62,500, plus interest at a variable rate of LIBOR plus the “Applicable Margin Ratio” of 2.125% per annum. The amended note agreement required the Company to make a prepayment of $3,500,000 which was funded through a capital contribution from the Parent company subsequent to year end and applied to the principal balance in February 2014. The note also requires the Company to establish a litigation reserve fund account of $3,000,000 that is restricted to pay any settlement amounts, damages or other amounts payable to the plaintiffs of the municipalities’ litigation (Note 9). As required by the amended note agreement, in February 2014, the Company entered into two contracts to hedge the interest rate risk exposure on a portion of its long-term debt.

The scheduled maturities of long-term debt after consideration of the subsequent refinancing of the Company’s term promissory notes are as follows:

Year	Amount
2014	$3,687,500
2015	250,000
2016	250,000
2017	24,312,500
$28,500,000

5. Interest Rate Swap

In July 2007, the Company entered into two contracts to hedge the interest rate risk exposure on a portion of its long-term debt. Payment under the term credit facility is based on LIBOR plus a spread. The Company entered into an $8,000,000 and $12,000,000 notional principal interest rate swap that effectively converted the floating rate LIBOR-based payments to fixed payments at 5.45%. These agreements expired in July 2012.

In August 2007, the Company entered into a contract to hedge the interest rate risk exposure on a portion of its long-term debt. Payment under the term credit facility is based on LIBOR plus a spread. The Company entered into an $8,500,000 notional principal interest rate swap that effectively converted the floating rate LIBOR-based payments to fixed payments at 5.1%. The agreement expired in July 2012.

No interest rate swaps existed at December 31, 2013 or 2012.

Additional interest expense paid during 2012, as a result of these agreements, amounted to approximately $748,800.

6. Miscellaneous Income

Miscellaneous income consists of:

	2013	2012
Interest income	$58,044	$71,935
Other miscellaneous income	244	20,170
	$58,288	$92,105

7. Significant Concentration

Three customers accounted for 90% and 86% of the Company’s revenue during the years ended December 31, 2013 and 2012, respectively. Accounts receivable from these customers amounted to approximately 40% and 41% of total accounts receivable outstanding at December 31, 2013 and 2012, respectively.

8. Employee Benefit Plans

The Company established a profit sharing and 401(k) plan which covers all employees. Contributions to the plan are at the discretion of the Company’s members to be determined annually. Employees can contribute to the plan, up to the maximum amount determined by the Internal Revenue Service. The Company matched $33,780 and $40,525 and made a discretionary profit sharing contribution of $35,000 and $40,000 in 2013 and 2012, respectively.

9. Contingencies

To provide context for the litigation described below, in October 2007, the Missouri Public Service Commission (MPSC) issued a Revised Report and Order (the Order) indicating that the Company violated their tariffs by granting transportation discounts to a customer without granting the same discount to other shippers on the system.

In 2009, a customer filed a civil action alleging refunds of approximately $7,500,000 plus interest arising from the Order. The Company entered into a MPSC-approved settlement with the customer in October 2013 and the case has been dismissed with prejudice. The settlement resulted in the Company paying approximately $3,676,000, which was funded by capital contributions from the Parent company during 2013. At December 31, 2012, the Company had accrued $3,500,000 related to this case, which was charged to operations during 2012. The difference between the amount accrued and settlement payment of $176,000 was charged to operations in 2013.

In 2011, another customer asserted claims for rate refunds as a result of the Order. The Company entered into a MPSC-approved settlement with the customer in October 2013 and the case has been dismissed with prejudice. The settlement resulted in the Company paying approximately $3,506,000, which was funded by capital contributions from the Parent company during 2013. At December 31, 2012, the Company had accrued $3,500,000 related to this case, which was charged to operations during 2012. The difference between the amount accrued and settlement payment of $6,000 was charged to operations in 2013.

As a result of the MPSC-approved settlement of the two cases above, the MPSC dismissed with prejudice an action it had filed in 2007 seeking penalties from the Company arising from the Order.

In 2008, an organization purporting to represent certain municipalities along with one municipality customer asserted claims for rate refunds as a result of the Order in the amount of approximately $800,000. The Company asserted counterclaims for unpaid charges totaling approximately $1,050,000 plus interest amounting to approximately $404,000 and $345,000 at December 31, 2013 and 2012, respectively. These amounts are included in MoGas Pipeline accounts receivable at December 31, 2013 and 2012. This case is in the discovery phase and no trial date has been set. On October 15, 2012, the judge dismissed the organization and permitted three additional municipalities to substitute. Each of the municipality plaintiffs thereafter filed motions to amend their petitions alleging damages in the total amount of approximately $3,000,000. The Company thereafter re-asserted its counterclaims for unpaid charges. Otherwise this case is in the discovery phase and no trial date has been set. The Company proposed a settlement to the four municipalities in the aggregate for approximately $1,600,000, of which the outstanding unpaid accounts receivable and interest totaling approximately $1,500,000 would offset the total amount of the settlement which was rejected by the municipalities. At December 31, 2013, the Company estimated a liability amounting to approximately $1,754,000 related to these claims which was charged to operations in 2013. It is at least reasonably possible that a change in management’s estimate of its probable liability could occur in the near term resulting in a loss in excess of the amount accrued.

The Company has a matter arising from its certification proceeding before the FERC. As part of that proceeding, FERC determined initial rates to be used by the Company. The MPSC alleged that the Company improperly included a purported acquisition premium associated with purchasing certain assets for the purpose of determining those rates. FERC held that the issue did not need to be determined until the Company filed its next rate case, which it was ordered to do within a certain period of time. The MPSC appealed that decision to the United States Court of Appeals for the District of Columbia, which reversed FERC’s decision and remanded the matter to FERC. On March 21, 2013, the FERC issued its order reversing the decision and holding the purchase price of the assets could be included in the rate base. FERC affirmed this finding and denied MPSC’s petition for rehearing on September 19, 2013. MPSC petitioned the D.C. Circuit for review of FERC’s March and September 2013 orders on November 18, 2013. The Company is an intervenor in that proceeding. MPSC filed its Petitioner’s brief on February 24, 2014. FERC will file a Respondent’s Brief on April 25, 2014. The Company is permitted to file an Intervenor’s Brief on May 12, 2014. Management believes it has meritorious defenses and plans to vigorously defend these allegations.

10. Related Party Transactions

During 2013, the Company entered into a termination agreement with its former President, an indirect beneficial owner of the Company. The termination agreement stipulated that the Company pay the former President $45,000 a month for 12 months beginning January 2014. At December 31, 2013, the Company has included a liability in accrued severance expenses on the balance sheet amounting to $540,000 related to the agreement.

11. Commitments

Under terms of a consulting agreement, the Company is obligated to make payments of $20,000 each month to an independent contractor through the initial term of the agreement which ends December 31, 2014. The Company is also obligated to pay the independent contractor an additional fee based on annual EBITDA of the Company, not to exceed 50% of the aggregate of all monthly fees paid. After December 31, 2014, the Company may terminate the agreement with 30 days’ notice.

The Parent has outstanding a line of credit and term promissory notes with a financial institution that are secured by all of the assets of the Company, as well as pledge of the Company’s equity.

Interest on the Parent’s line of credit was payable at a variable rate of LIBOR plus a range from 2.75% to 3.5% (3.665% at December 31, 2013). The line-of-credit agreement expires on January 31, 2014. The Parent had an outstanding balance of $10,000,000 against the line of credit at December 31, 2013 and 2012. In February 2014, the line of credit agreement was converted into a term loan and additional amounts were borrowed. Upon the effective date of the amended term promissory notes, the outstanding balance of the Parent’s debt was $22,500,000.

Interest on the Parent’s notes is based on a variable interest rate of LIBOR plus a range from 2.75% to 3.5% (3.665% at December 31, 2013). The Parent’s balance on the term promissory notes was $8,075,000 at December 31, 2012. No amount was outstanding under the Parent’s term notes at December 31, 2013.

FINANCIAL INFORMATION

The following sets forth our unaudited balance sheets as of September 30, 2014 and December 31, 2013, our unaudited statements of operations for the three-month and nine-month periods ended September 30, 2014 and 2013, and our unaudited statements of cash flows for the nine-month periods ended September 30, 2014 and 2013.

MoGas Pipeline LLC
Balance Sheet

	(Unaudited)
	September 30, 2014	December 31, 2013
Natural Gas Pipeline, At Cost
Plant in service	$91,055,330	$91,232,013
Less accumulated depreciation	29,070,433	27,003,775
Net Natural Gas Pipeline	61,984,897	64,228,238
Current Assets
Cash and cash equivalents	1,937,000	2,231,820
Restricted cash	3,000,000	—
Accounts receivable	2,666,801	2,611,423
Interest rate swap asset	55,938	—
Prepaid expenses	184,550	80,505
Total Current Assets	7,844,289	4,923,748
Other Assets
Finance costs—net of accumulated amortization of $72,917 and $139,992 at September 30, 2014 and December 31, 2013, respectively	302,083	64,094
Regulatory costs—net of accumulated amortization of $709,136 and $597,167 at September 30, 2014 and December 31, 2013, respectively	335,907	447,876
Total Other Assets	637,990	511,970
	$70,467,176	$69,663,956

Member’s Equity And Liabilities
Member’s Equity	$42,413,213	$38,428,265
Commitments And Contingencies (Note 4)
Current Liabilities
Current maturities of long-term debt	250,000	3,687,500
Accounts payable and accrued expenses	784,630	441,691
Accrued severance expenses—related party	135,000	540,000
Accrued litigation liabilities—Note 4	2,259,333	1,754,000
Total Current Liabilities	3,428,963	6,423,191
Long-Term Debt	24,625,000	24,812,500
	$70,467,176	$69,663,956

The accompanying notes are an integral part of these financial statements.

MoGas Pipeline LLC
Statement Of Operations

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2014	2013	2014	2013
	Amount	Amount	Amount	Amount
Operating Revenues
Transportation	$3,388,752	$3,389,090	$10,316,109	$10,226,056
Operating Expenses
Transportation, maintenance and general and administrative	1,343,278	717,352	3,120,196	2,484,002
Depreciation and amortization	789,110	803,926	2,358,209	2,574,011
Litigation charges—Note 4	505,333	1,936,103	505,333	1,936,103
Total Operating Expenses	2,637,721	3,457,381	5,983,738	6,994,116
Income (Loss) From Operations	751,031	(68,291)	4,332,371	3,231,940
Other Income (Expense)
Interest expense	(194,583)	(176,730)	(646,333)	(492,249)
Change in fair value of interest rate swap	113,229	—	55,938	—
Miscellaneous income (expense)	23,196	2,131	61,674	39,195
Total Other Income (Expense)	(58,158)	(174,599)	(528,721)	(453,054)
Net Income (Loss)	$692,873	$(242,890)	$3,803,650	$2,778,886

The accompanying notes are an integral part of these financial statements.

MoGas Pipeline LLC
Statement of Cash Flows

	For The Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$3,803,650	$2,778,886
Adjustments to reconcile net income to net cash provided by operating activities:
Interest rate swap fair value adjustment	(55,938)	—
Depreciation and amortization	2,358,209	2,574,011
Changes in assets and liabilities:
Increase in restricted cash	(3,000,000)	—
Increase in accounts receivable	(55,378)	(22,510)
Increase in prepaid expenses	(104,045)	(95,923)
Increase in accounts payable and accrued expenses	583,573	213,264
Decrease in accrued severance costs—related party	(405,000)	—
Increase in accrued litigation liabilities	505,333	1,936,103
Net Cash Provided By Operating Activities	3,630,404	7,383,831
Cash Flows Used In Investing Activities
Purchase of plant in service	(106,522)	(8,973)
Cash Flows From Financing Activities
Principal payments on long-term debt	(125,000)	—
Payment of finance costs	—	(163,324)
Equity contribution	2,966,298	—
Distributions	(6,660,000)	(7,592,000)
Net Cash Used In Financing Activities	(3,818,702)	(7,755,324)
Net Decrease In Cash And Cash Equivalents	(294,820)	(380,466)
Cash And Cash Equivalents—Beginning Of Period	2,231,820	1,800,745
Cash And Cash Equivalents—End Of Period	$1,937,000	$1,420,279
Supplemental Disclosure Of Cash Flow Information
Interest paid	$697,526	$442,113
Noncash Investing And Financing Activity
Capital contributed by member paid directly to customers to settle litigation (see Note 4)	$—	$7,182,103
Finance costs incurred through increase in accounts payable	—	40,762
Capital contributed by member paid directly to financial institution for paydown of debt	3,500,000	—
Capital contributed by member paid directly to financial institution to pay debt issuance costs	375,000	—

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. Nature Of Operations And Basis Of Presentation

Organization

MoGas Pipeline LLC (the Company), a sole member limited liability company, is a wholly owned subsidiary of its Parent, Mogas Energy, LLC (the Parent or Mogas Energy).

The Company earns revenue predominantly from the transportation of natural gas through its pipeline in Missouri and Illinois. The Company extends unsecured credit to its customers, which are comprised of municipalities and publicly traded natural gas companies located in eastern Missouri and western Illinois.

The Company received a Certificate of Convenience and Necessity from the FERC in April 2007. The Company filed a compliance tariff with FERC in July 2007 and received final approval as of June 1, 2008 to begin operations as an interstate pipeline.

Basis Of Presentation

The accompanying financial statements have been prepared by the Company in accordance with the accounting policies stated in the Company’s 2013 audited financial statements and should be read in conjunction with the 2013 audited financial statements of the Company.

In the opinion of the Company, all normal recurring adjustments necessary for a fair presentation have been included in the unaudited financial statements. The unaudited financial statements have been prepared in compliance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) accounting principles generally accepted in the United States for interim financial information. Accordingly, the financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements, and do include amounts that are based upon management estimates and judgments. Future actual results could differ from such current estimates.

Subsequent Events

Management has evaluated subsequent events through November 17, 2014, the date which the financial information was available for issue.

2. Derivative Instruments

The Company recognizes derivative instruments and hedging activities as either assets or liabilities in the balance sheet at fair value. The Company’s derivative instruments do not qualify for hedge accounting under the specific guidelines of ASC 815-20-25, Derivatives and Hedging, Hedging-General, Recognition. While management believes these instruments are entered into in order to effectively manage various risks, none of the derivative instruments are designated and accounted for as hedges primarily as a result of the extensive recordkeeping requirements.

In March 2014, the Company entered into two contracts to hedge the interest rate risk exposure on its long-term debt. The Company entered into $10,000,000 and $15,000,000 notional principal interest rate swap agreements that effectively converted the floating rate London Interbank Offered Rate (LIBOR) based payments to fixed payments at 3.048%. The agreements expire in February 2017. Additional interest expense paid amounted to $44,013 for the three months ended September 30, 2014 and $102,516 for the nine months ended September 30, 2014.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The hierarchy of valuation techniques is based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. Types of inputs create the following fair value hierarchy:

Level 1— Quoted unadjusted prices for identical instruments in active markets

Level 2— Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3— Model derived valuations in which one or more significant inputs or significant value drivers are unobservable.

The Company’s assets and/or liabilities measured at fair value on a recurring basis include interest rate swap agreements. The agreements have been valued using a LIBOR rate based forward price curve model and therefore are defined as Level 2. No interest rate swaps existed at December 31, 2013.

Changes in fair value are recorded through current period earnings and amounted to a gain of $113,229 for the three months ended September 30, 2014, and a gain of $55,938 for the nine months ended September 30, 2014.

3. Long-Term Debt

In February 2014, the Company amended the existing term promissory notes extending the maturity date to February 28, 2017. The amended notes are secured by real and personal property of the Company and require quarterly principal payments of $62,500, plus interest at a variable rate of LIBOR plus the “Applicable Margin Ratio” of 2.125% per annum. The amended note agreement required the Company to make a prepayment of $3,500,000 which was funded through a capital contribution from Mogas Energy. The note also requires the Company to establish a litigation reserve fund account of $3,000,000 that is restricted to pay any settlement amounts, damages or other amounts payable to the plaintiffs of the municipalities’ litigation (Note 4) and is classified as restricted cash on the balance sheet as of September 30, 2014.

4. Contingencies

To provide context for the litigation described below, in October 2007, the Missouri Public Service Commission (MPSC) issued a Revised Report and Order (the Order) indicating that the Company violated their tariffs by granting transportation discounts to a customer without granting the same discount to other shippers on the system.

Four municipalities have asserted claims for rate refunds as a result of the Order in the amount of approximately $3,000,000. The Company asserted counterclaims for unpaid charges totaling approximately $1,048,000 plus interest amounting to approximately $462,000 and $404,000 at September 30, 2014 and December 31, 2013, respectively. These amounts are included in the Company’s accounts receivable at September 30, 2014 and December 31, 2013. The Company entered into a settlement with one of the municipalities in October 2014 and the case will be dismissed with prejudice. The settlement resulted in the Company paying $220,000. The Company’s counterclaim for unpaid charges and related interest totaling approximately $395,000 will be dismissed at a future date. In November 2014, the Company tentatively agreed to a settlement with the remaining three municipalities. The Company is advised that two of the municipalities governing bodies have approved the settlements and that the third will approve it on November 20, 2014. The settlement will require the Company to pay in the aggregate $530,000 and to dismiss the Company’s counterclaims for unpaid charges and related interest total approximately $1,115,000. The above cash payments, total $750,000, will be funded from restricted cash on the Company’s balance sheet. At September 30, 2014, the Company estimated a liability amounting to approximately $2,260,000. At December 31, 2013, the Company estimated a liability amounting to approximately $1,754,000 related to these claims which was charged to operations in the nine months ended September 30, 2013. The difference between the amount accrued at December 31, 2013 and the total amount of the current settlements approved and pending approval resulted in a charge to operations of approximately $506,000 in the nine months ended September 30, 2014. It is at least reasonably possible that a change in management’s estimate of its probable liability could occur in the near term resulting in a loss in excess of the amount accrued.

In 2009, a customer filed a civil action alleging refunds of approximately $7,500,000 plus interest arising from the Order. The Company entered into a MPSC-approved settlement with the customer in October 2013 and the case has been dismissed with prejudice. The settlement resulted in the Company paying approximately $3,676,000, which was funded by capital contributions from the Parent company during 2013. The difference between the amount accrued at December 31, 2012 totaling $3,500,000 and the settlement payment resulted in a charge to operations of $176,000 in the nine months ended September 30, 2013.

In 2011, another customer asserted claims for rate refunds as a result of the Order. The Company entered into a MPSC-approved settlement with the customer in October 2013 and the case has been dismissed with prejudice. The settlement resulted in the Company paying approximately $3,506,000, which was funded by capital contributions from the Parent company during 2013. The difference between the amount accrued at December 31, 2012 of $3,500,000 and the settlement payment resulted in a charge to operations of $6,000 in the nine months ended September 30, 2013.

As a result of the MPSC-approved settlement of the two cases above, the MPSC dismissed with prejudice an action it had filed in 2007 seeking penalties from the Company arising from the Order.

The Company has a matter arising from its certification proceeding before the FERC. As part of that proceeding, FERC determined initial rates to be used by the Company. The MPSC alleged that the Company improperly included a purported acquisition premium associated with purchasing certain assets for the purpose of determining those rates. FERC held that the issue did not need to be determined until the Company filed its next rate case, which it was ordered to do within a certain period of time. The MPSC appealed that decision to the United States Court of Appeals for the District of Columbia, which vacated FERC’s decision and remanded the matter to FERC. On March 21, 2013, the FERC issued an order holding the purchase price of the assets could be included in the rate base. FERC affirmed this finding and denied MPSC’s petition for rehearing on September 19, 2013. MPSC petitioned the D.C. Circuit for review of FERC’s March and September 2013 orders on November 13, 2013. The Company is an intervenor in that proceeding. Briefing by all parties has been completed. Oral argument is scheduled to occur on December 12, 2014. Management believes the FERC has meritorious defenses and continues to vigorously support and defend the FERC’s orders being challenged.

5. Commitments

The Parent has outstanding term promissory notes with a financial institution that are secured by all of the assets of the Company, as well as a pledge of the Company’s equity. Interest on the Parent’s term promissory notes is payable at a variable rate of LIBOR plus a range from 2.125% to 3.125%. The Parent’s balance on the term promissory notes was $21,375,000 at September 30, 2014.

In June 2014, the Company entered into a lease with United Property Systems, LLC, a related party. The lease commenced on June 12, 2014, and will terminate on May 31, 2015, with the option for automatic yearly renewals indefinitely. Under the terms of the lease, the Company will make monthly rent payments to the related party, as well as an annual payment to cover real estate taxes incurred during the year. Total rental expense recorded under this lease during the three and nine-month period ended September 30, 2014 was $45,000 and $54,500, respectively.

6. Recently Issued Accounting Statements

In May 2014, the FASB and International Accounting Board jointly issued new principles based accounting guidance for revenue recognition that will supersede virtually all existing revenue guidance. The core principle to this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. To achieve the core principle, the guidance establishes the following five steps: 1.) identify the contract(s) with a customer, 2.) identify the performance obligations in the contract, 3.) determine the transaction price, 4.) allocate the transaction price to the performance obligations in the contract, and 5.) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance also details the accounting for costs to obtain or fulfill a contract. Lastly, disclosure requirements have been enhanced to provide sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is currently evaluating the impact on the Company’s financial position or results of operations and related disclosures.